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                                                                 EXHIBIT 10.1.15
                             AMENDMENT NO. 1 TO THE
                             TERRA INDUSTRIES INC.
                             SUPPLEMENTAL DEFERRED
                               COMPENSATION PLAN

     Terra Industries Inc. desires to amend its Supplemental Deferred Compensation Plan dated as of December 20, 1993 (the "Plan"), all on the terms and conditions herein. Accordingly, the Plan shall be amended as follows:

     (a) Article II of the Plan shall be amended by adding the following new section 2.20 therein reading in its entirety as follows:

         "2.20  Salary.   "Salary" means a Participant's base salary for the
    calendar year before reduction for contributions to the Company's Qualified Plan, but shall not include bonuses or payments similar to bonuses."

     (b) Section 4.01 of the Plan shall be amended by substituting the figure 20% for the figure 10%.

     (c) Section 4.02 of the Plan shall be amended by substituting the figure 20% for the figure 10%.

     (d) Article V of the Plan shall be amended by adding the following new section 5.04 therein reading in its entirety as follows:

     "5.04   Employer Matching Contributions.  Effective on and after May 1,
     1995, the Company shall credit (as an "Employer Matching Contribution") to the Bookkeeping Account for each Participant who defers the maximum amount of "Compensation" under the Qualified Plan an amount, which amount shall be determined consistent with the Employer Matching Contributions made under the Qualified Plan, so that Employer Matching Contributions will be made or credited under this Plan or the Qualified Plan with respect to an aggregate amount not to exceed 6% of such Participant's Salary that is elected to be deferred, whether deferred pursuant to the Qualified Plan or this Plan; provided, however, that (a) the level of Employer Matching Contributions, if any, pursuant to this Plan may be modified consistent with the discretion provided to adjust the level of Employer Matching Contributions under the Qualified Plan, (b) a Company stock fund shall not be available as an investment fund for purposes of measuring the value of a Participant's Bookkeeping Account and (c) each Participant shall be vested in an amount equal to a percentage of the balance then credited as an Employer Matching Contribution to the Bookkeeping Account for such Participant in accordance with the following schedule:
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          YEARS OF SERVICE                            VESTED PERCENTAGE
          ----------------                            -----------------

          Less than one year                                  0%
          One year, but less than two                        20%
          Two years but less than three                      40%
          Three years but less than four                     60%
          Four years but less than five                      80%
          Five years or more                                100%

     Participants will be automatically 100% vested, however, in the case of death or disability."

     (e) Except as herein provided, the Plan shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the 1st day of May, 1995.

                              TERRA INDUSTRIES INC.


                              By   /s/ George H. Valentine
                                 -------------------------------------------

                              Its   Vice President, General Counsel and
                                       Corporate Secretary